Exhibit 21.1

JACKSON FINANCIAL INC.
SUBSIDIARIES OF THE REGISTRANT

Legal Name	State or Jurisdiction of Incorporation or Organization
Allied Life Brokerage Agency, Inc.	Iowa
Brier Capital LLC	Michigan
Brooke Life Insurance Company	Michigan
Calera XXII, LLC	Delaware
Calera XXIII, LLC	Delaware
Catterton Noodles, LLC	Delaware
Centre Capital Non-Qualified Investors IV AIV-RA, LP	Delaware
Centre Capital Non-Qualified Investors V AIV-ELS LP	Delaware
Centre Capital Non-Qualified Investors V LP	Delaware
CEP IV-A CWV AIV Limited Partnership	Delaware
CEP IV-A Davenport AIV LP	Ontario
CEP IV-A INDY AIV Limited Partnership	Ontario
CEP IV-A NMR AIV Limited Partnership	Ontario
Clairvest Equity Partners IV-A Limited Partnership	Ontario
CSHC Co-Invest Unblocked, LLC	Delaware
Foreland A-1, LLC	Texas
GCI Holding Corporation	Delaware
Hermitage Management, LLC	Michigan
Hydraulic Authority I Limited	England
Jackson Charitable Foundation, Inc.	Michigan
Jackson Finance LLC	Michigan
Jackson Holdings LLC	Delaware
Jackson National Asset Management, LLC	Michigan
Jackson National Life (Bermuda) Ltd.	Bermuda
Jackson National Life Distributors LLC	Delaware
Jackson National Life Insurance Agency, LLC	Delaware
Jackson National Life Insurance Company	Michigan
Jackson National Life Insurance Company of New York	New York
Metalmark NNE Holdings, LLC	Delaware
Mission Plans of America, Inc.	Texas
National Planning Holdings LLC	Delaware
NewSpring Deposco Investor LLC	Delaware
NewSpring Fashionphile Holdings LLC	Pennsylvania
Old Hickory Fund I, LLC	Pennsylvania
PGDS (US ONE) LLC	Delaware
PPM America, Inc.	Delaware

PPM America Capital Partners III, LLC	Delaware
PPM America Capital Partners IV, LLC	Delaware
PPM America Capital Partners V, LLC	Delaware
PPM America Capital Partners VI, LLC	Delaware
PPM America Capital Partners VII, LLC	Delaware
PPM America Capital Partners VIII, LLC	Delaware
PPM Private Equity Fund III, LP	Delaware
PPM America Private Equity Fund IV LP	Delaware
PPM America Private Equity Fund V LP	Delaware
PPM America Private Equity Fund VI LP	Delaware
PPM America Private Equity Fund VII LP	Delaware
PPM America Private Equity Fund VIII-A, LP	Delaware
PPM America Private Equity Fund VIII, LP	Delaware
PPM CLO 3, LLC	Delaware
PPM CLO 4, LLC	Delaware
PPM CLO 5, LLC	Delaware
PPM CLO 3 Ltd.	Cayman Island
PPM CLO 4 Ltd.	Cayman Islands
PPM CLO 5 Ltd.	Cayman Islands
PPM CLO 2018-1, LLC	Delaware
PPM CLO 2018-1 Ltd	Cayman Islands
PPM Funds	Massachusetts
PPM Holdings, Inc	Delaware
PPM Loan Management Company, LLC	Delaware
PPM Loan Management Holding Company, LLC	Delaware
PPM Pomona Capital Partners, LLC	Delaware
REALIC of Jacksonville Plans, Inc.	Texas
ROP, Inc.	Delaware
Squire Capital I LLC	Michigan
Squire Capital II LLC	Michigan
Squire Reassurance Company II, Inc.	Michigan
Squire Reassurance Company LLC	Michigan
THMI, Inc.	Delaware
VFL International Life Company SPC. Ltd.	Cayman Islands
Wynnefield Private Equity Partners I, LP	Delaware